As filed with the Securities and Exchange Commission on November 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KURA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1547851
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4930 Directors Place, Suite 500, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Kura Oncology, Inc. 2023 Inducement Option Plan, as amended

(Full title of the plan)

Troy E. Wilson, Ph.D., J.D.

President and Chief Executive Officer

Kura Oncology, Inc.

4930 Directors Place, Suite 500

San Diego, California 92121

(858) 500-8800

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. Cooley LLP 10265 Science Center Drive San Diego, California 92121 (858) 550-6000	Teresa Bair Chief Legal Officer and Secretary Kura Oncology, Inc. 4930 Directors Place, Suite 500 San Diego, California 92121 (858) 500-8800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

Kura Oncology, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (this “S-8 Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 750,000 additional shares of the Registrant’s Common Stock (the “Common Stock”) issuable under the Kura Oncology, Inc. 2023 Inducement Option Plan, as amended (the “Inducement Plan”), pursuant to an increase in the number of shares of Common Stock reserved for issuance under the Inducement Plan approved by the Board of Directors of the Registrant without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4).

INCORPORATION OF DOCUMENTS BY REFERENCE

This S-8 Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plan are effective.

The Registrant previously registered shares of its Common Stock for issuance under the Inducement Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 27, 2024 (File No. 333-277411) and February 28, 2025 (File No. 333-285424). Pursuant to General Instruction E to Form S-8, this S-8 Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on June 14, 2017).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on June 14, 2017).

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on March 12, 2015, containing items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01).

5.1	Opinion of Cooley LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.*

24.1	Power of Attorney. Reference is made to the signature page hereto.*

99.1	Kura Oncology, Inc. 2023 Inducement Option Plan, as amended, and Forms of Stock Option Grant Notice, Option Agreement and Notice of Exercise thereunder (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 8-K filed on October 16, 2025).

107	Filing Fee Table*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 4, 2025.

KURA ONCOLOGY, INC.

By:	/s/ Troy E. Wilson, Ph.D., J.D.
Troy E. Wilson, Ph.D., J.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Troy E. Wilson, Ph.D., J.D. and Thomas Doyle, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this S-8 Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Troy E. Wilson, Ph.D., J.D. Troy E. Wilson, Ph.D., J.D.	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive and Financial Officer)	November 4, 2025

/s/ Thomas Doyle Thomas Doyle	Senior Vice President, Finance & Accounting (Principal Accounting Officer)	November 4, 2025

/s/ Helen Collins, M.D. Helen Collins, M.D.	Director	November 4, 2025

/s/ Faheem Hasnain Faheem Hasnain	Director	November 4, 2025

/s/ Thomas Malley Thomas Malley	Director	November 4, 2025

/s/ Diane Parks Diane Parks	Director	November 4, 2025

/s/ Carol Schafer Carol Schafer	Director	November 4, 2025

/s/ Mary Szela Mary Szela	Director	November 4, 2025

/s/ Michael Vasconcelles, M.D. Michael Vasconcelles, M.D.	Director	November 4, 2025